Exhibit 10.13
APOLLO GLOBAL MANAGEMENT, INC.
RESTRICTED SHARE AWARD GRANT NOTICE
Apollo Global Management, Inc., a Delaware corporation (the “Company” or “AGM”), pursuant to the Plan (defined below), hereby grants to the Participant listed below, the number of Shares of the Company (“Shares”) set forth below (the “Restricted Shares”). This Award of Restricted Shares is subject to all of the terms and conditions set forth in this Restricted Share Award Grant Notice (“Grant Notice”), the applicable carry award letter, the associated limited partnership agreement governing the carry plan partnership or other limited liability company to which the Restricted Shares relate (“Advisors LPA”), as described below (collectively, the “Governing Documents”), the attached Restricted Share Award Agreement and the Plan (collectively, the “Grant Documents”), all of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Share Award Agreement. By acceptance of the Restricted Shares, the Participant and the Eligible Recipient, as applicable, agree to be bound by the terms and conditions of the Plan, the Restricted Share Award Agreement and this Grant Notice, and the Participant shall timely file a Section 83(b) election with respect to this grant of the Restricted Shares, if applicable as described below.

Participant (Individual or Estate Planning Vehicle):	[name of individual or EPV] (the “Participant”)
Name of Individual Eligible Recipient:	[ ]
Date of Grant:
Applicable Equity Incentive Plan:
[Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan (the “Plan” or the “Non-EPV Plan”)] or [Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan for Estate Planning Vehicles (the “Plan” or the “EPV Plan”)]

Associated Carry Plan Partnership:	[____], L.P. (“Advisors”)
Total Number of Restricted Shares:
Purchase Price per Share:	$
Total Purchase Price:	$
83(b) Election Form:
[Legacy Funds: The Section 83(b) election form can be found in the “Documents” section of your Morgan Stanley Stock Plan Connect account (“MS Account”). Please navigate to “Access” and print out and complete the 83(b) election form using your Award information included in this Grant Notice. If you have any questions regarding your MS Account or if you cannot locate the 83(b) election form, please contact [ ]. Please contact [ ] to confirm you have filed the 83(b) election form with the IRS and/or if you have any questions with respect thereto. ][Fund X: No 83(b) election required]

Vesting Schedule:	Subject to the terms and conditions referenced in the Restricted Share Award Agreement, the Restricted Shares will vest on the following schedule (each date, a “Vesting Date”): [ ]
The Participant has reviewed the Grant Documents in their entirety and fully understands all provisions of the Grant Documents. No amendment or modification of this Grant Notice shall be valid unless it shall be in writing and signed by all parties hereto.

APOLLO GLOBAL MANAGEMENT, INC.
By: _______________________
Print Name: Matthew Breitfelder
Title: Vice President

CONFIDENTIAL
RESTRICTED SHARE AWARD AGREEMENT
UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN OR APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN FOR ESTATE PLANNING VEHICLES
This Award Agreement (this “Restricted Share Award Agreement”), dated as of the Date of Grant set forth on the Grant Notice associated with this Restricted Share Award Agreement (the “Grant Notice”), is made by and between Apollo Global Management, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice. As used in this Restricted Share Award Agreement, for any Award issued to an Estate Planning Vehicle, references to the Participant shall be interpreted to include the Eligible Recipient named in the Grant Notice, as appropriate, including in instances where reference is made to the Participant’s employment or service or the termination thereof, or to any restrictive covenants applicable to the Participant. Capitalized terms not defined herein shall otherwise have the meaning ascribed to them in the Grant Notice and otherwise in the Plan set forth on the Grant Notice, as the same may be amended, modified or supplemented from time to time. Where the context permits, references to the Company shall include any successor to the Company.
1.    Grant of Restricted Shares. The Company hereby grants to the Participant that number of restricted Shares (the “Restricted Shares”) set forth in the Grant Notice (this “Award”), subject to all of the terms and conditions of this Restricted Share Award Agreement, the Plan and the Governing Documents.
2.    Purchase Price. The purchase price per Restricted Share is set forth on the Grant Notice.
3.    Book Entry; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Restricted Share Award Agreement, and following vesting the Company shall cause certificates representing the Shares to be issued; or (ii) certificate form pursuant to the terms of Section 6. Physical possession or custody of any Share certificates that are issued shall be retained by the Company until such time as the Restricted Shares vest. The Participant may be required to execute and deliver to the Company a customary stock power with respect to the Shares and to deliver to the Company any representations or other documents or assurances required pursuant to Section 14.
4.    Lapse of Restrictions.
(a)    Subject to Section 4(b), the Restricted Shares shall become vested hereunder in accordance with the vesting schedule set forth on the Grant Notice (the period during which the Restricted Shares are subject to forfeiture, the “Restricted Period”), provided that the Participant remains in continuous employment or service with the Company or its Affiliates (collectively, the “Company Group”) through each applicable Vesting Date. Notwithstanding the foregoing, upon the Participant’s Termination (as defined below): (i) due to death, (ii) by the Company Group by reason of Disability, or (iii) by the Company Group other than by reason of Cause (as defined on Exhibit A), the Participant shall vest in 50% of the unvested Restricted Shares that remain subject to the Award as of such Termination date subject to the Participant’s execution and non-revocation of a general release of claims substantially in a form satisfactory to the Company within sixty (60) days following the date of Termination. For purposes of the Award, the Participant shall be deemed to be in continuous employment or service until such time as the Participant dies or otherwise experiences a Termination, or, if earlier, upon providing or receiving notice that his or her employment or service will terminate.
(b)    Except as otherwise provided under the terms of the Plan, in Section 4(a) above, or in the vesting schedule set forth on the Grant Notice, if the Participant’s employment or service terminates for any reason, such that the Participant has experienced a “separation from service” (as such term is defined in Treasury Regulation §1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder) (a “Termination”), then all rights of the Participant with respect to Restricted Shares that have not vested shall be immediately repurchased by the Company or its designee for a price per Share equal to the Purchase Price (the aggregate amount to be paid to be referred to as the “Purchase Consideration”). Following such repurchase, neither the Participant nor any of his, her or its successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Restricted Shares. The Purchase Consideration will not be paid to the Participant, but rather, the Company or its designee, as agent for the Participant, will pay directly to Advisors the Purchase Consideration. The Participant will be deemed to have made a capital contribution to Advisors in an amount equal to the Purchase Consideration, but such Participant (and the Eligible Recipient (as applicable)) shall forfeit any right to receive any dividends or distributions with respect to such increased capital. The proceeds of such capital contribution shall be distributed to APH (as defined in the Advisors LPA), and the Participant shall have no rights or claim with respect to such capital contribution; provided that the Participant’s capital account shall be adjusted to reflect the contribution made (including on the Participant’s behalf) by such Participant to Advisors. Each of Advisors and APH shall be third party beneficiaries with respect to this provision with the right to enforce their rights hereunder. Employment or service by the Participant for only a portion of a vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon a Termination.
(c)    Subject to the terms of this Restricted Share Award Agreement, the Restricted Shares may not, directly or indirectly, be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered during the Restricted Period. The transfer restrictions contained in the preceding sentence shall not apply to (i) transfers to the Company, (ii) transfers of vested Shares granted under this Award by will or the laws of descent and distribution, or (iii) if approved by the Administrator in its sole discretion, transfers of Restricted Shares in accordance with the requirements of Instruction A.1.(a)(5) of Form S-8 under the Securities Act or other applicable law. The approval contemplated by clause (iii) of the immediately preceding sentence shall not be unreasonably withheld by the Administrator with respect to a transfer of Shares by the Participant to a Related Party (as defined in the Advisors LPA) (which transfer may occur only with the prior written approval of the Administrator), it being understood that the Related Party shall be required to agree to be bound by the transfer restrictions contained in the Grant Documents that apply to the Participant. The Restricted Shares shall be subject to repurchase as described in Section 4(b) until the lapse of the Restricted Period (as defined above).
5.    Rights as a Shareholder; Dividends.
(a)    The Participant shall be the record owner of the Restricted Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company, including the right to vote such Shares and receive dividends paid with respect to such Shares. Notwithstanding the foregoing, any non-cash dividends shall be subject to the same restrictions on transferability and encumbrance as the Restricted Shares with respect to which they were paid.
(b)    If the Participant forfeits any rights he, she or it has under this Restricted Share Award Agreement in accordance with Section 4, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to any such forfeited Restricted Shares and shall no longer be entitled to vote or receive dividends or other distributions on such Restricted Shares.
6.    Legend on Certificates. The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the end of the Restricted Period shall bear the following legend (in addition to any other legend or legends required under applicable securities laws, which legend or legends shall not be limited to the Restricted Period), subject to updating or modification by the Company from time to time:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN THE APOLLO GLOBAL MANAGEMENT, INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN OR THE APOLLO GLOBAL MANAGEMENT, INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN FOR ESTATE PLANNING VEHICLES, AS APPLICABLE, AND A RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND APOLLO GLOBAL MANAGEMENT, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.
7.    Restricted Share Award Agreement Subject to Plan. This Restricted Share Award Agreement is made pursuant to all of the provisions of the Grant Documents, all of which are incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. If the Plan is amended, after the date of this Restricted Share Award Agreement, in a manner that conflicts with this Restricted Share Award Agreement, the terms of this Restricted Share Award Agreement shall control with respect to such conflicting provision, it being understood that the application of a specific provision of the Plan that is not directly addressed in this Restricted Share Award Agreement shall not be deemed to conflict with this Restricted Share Award Agreement unless such application in fact conflicts with a specific provision of this Restricted Share Award Agreement.
8.    No Rights to Continuation of Employment or Service. Nothing in the Grant Documents shall confer upon the Participant any right to continue in the employ or service of any member of the Company Group or shall interfere with or restrict the right of the Company Group (or its shareholders, as the case may be) to terminate the Participant’s employment or service at any time for any reason whatsoever, with or without Cause (subject to compliance with all terms and conditions required in connection therewith). The Plan and this Restricted Share Award Agreement shall not (a) form any part of any contract of employment or contract for services between any past or present member of the Company Group, and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against any past or present member of the Company Group, directly or indirectly, or (c) give rise to any cause of action in law or in equity against any past or present member of the Company Group.
9.    Restrictive Covenants. The restrictive covenants set forth in the Participant’s covenants agreement or any other applicable written arrangement with any member of the Company Group, are incorporated herein. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company Group (for example, with respect to competition, solicitation, confidentiality, intellectual property, subsequent engagement, interference or disparagement) to which the Participant is otherwise subject (the “Restrictive Covenants”). The Company would not have granted this Award if the Participant had not agreed to be bound by such Restrictive Covenants, as the same may be amended from time to time. For the avoidance of doubt, this Agreement does not limit the Participant’s right to receive a reward from any regulator (including the Securities and Exchange Commission) that provides rewards for providing information relating to a potential violation of law, including, but not limited to, any monetary reward or bounty from a governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity.

10.    Taxes.
(a)    Withholding. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs in connection with the Award. The Company Group shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside the United States) to be withheld or accounted for by the Company Group with respect to any Restricted Share. The Company in its discretion may require any other available method to satisfy any withholding or tax obligations of the Company Group with respect to the Shares at the minimum applicable rates.
(b)    Section 83(b) Election. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income, gift or other tax liability in connection with the grant or vesting of the Restricted Shares or with an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and non-U.S. tax consequences of the transactions contemplated by this Restricted Share Award Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Restricted Share Award Agreement. As a condition to the effectiveness of this Award, the Participant is required to file timely an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares if so specified on the Notice.
(c)    Section 409A Compliance. This Award is intended to be exempt from, or comply with, Section 409A, and to be interpreted in a manner consistent therewith. Notwithstanding anything to the contrary contained in this Restricted Share Award Agreement, to the extent that the Administrator determines that the Plan or a Restricted Share is subject to Section 409A and fails to comply with the requirements of Section 409A, the Administrator reserves the right (without any obligation to do so or to indemnify the Participant for failure to do so), without the consent of the Participant, to amend or terminate the Plan and Restricted Share Award Agreement and/or to amend, restructure, terminate or replace the Restricted Share in order to cause the Restricted Share to either not be subject to Section 409A or to comply with the applicable provisions of such section. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by any member of the Company Group to the Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” whether pursuant to the Plan or otherwise, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). Each payment or installment due under this Restricted Share Award Agreement is intended to constitute a “separate payment” for purposes of Section 409A. In no event shall any member of the Company Group (or any agent thereof, respectively) have any liability to the Participant or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.
11.    Governing Law; Arbitration; Waiver of Jury Trial.
(a)    This Restricted Share Award Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction).
(b)    Subject to Section 11(c), any dispute, controversy, suit, action or proceeding arising out of or relating to this Award or any other Award will, notwithstanding anything to the contrary contained in Section 14(e) of the Plan, be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the

Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. The Company and the Participant may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or the New York Arbitration Act. The Company and the Participant will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees. IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT AND THE COMPANY WAIVE AND COVENANT THAT THE PARTICIPANT AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY MEMBER OF THE COMPANY GROUP OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY GROUP, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT OR ANOTHER AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(c)    Nothing in this Section 11(c) will prevent the Company or the Participant from applying to a court for preliminary or interim relief or permanent injunction in a judicial proceeding (e.g., injunction or restraining order), in addition to and not in lieu of any other remedy to which it may be entitled at law or in equity, if such relief from a court is necessary to preserve the status quo pending resolution or to prevent serious and irreparable injury in connection with any breach or anticipated breach of any Restrictive Covenants; provided, that all parties explicitly waive all rights to seek preliminary, interim, injunctive or other relief in a judicial proceeding and all parties submit to the exclusive jurisdiction of the forum described in Section 11(b) hereto for any dispute or claim concerning continuing entitlement to dividends or other payments, even if such dispute or claim involves or relates to any Restrictive Covenants. For the purposes of this Section 11(c), each party hereto consents to the exclusive jurisdiction and venue of the courts of the state and federal courts within the County of New York in the State of New York.
12.    Restricted Share Award Agreement Binding on Successors. The terms of this Restricted Share Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company Group and its successors and assignees, subject to the terms of the Plan.
13.    No Assignment. Subject to the second sentence of Section 4(c), neither this Restricted Share Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Restricted Shares by any holder thereof in violation of the provisions of this Restricted Share Award Agreement or the Plan will be valid, and the Company will not transfer any of said Restricted Shares on its books nor will any Restricted Shares be entitled to vote, nor will any dividends or distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions. The Company may meet any of its obligations with respect to the Award by causing such obligation to be satisfied by any other member of the Company Group.
14.    Compliance with Law; Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Restricted Share Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations. The Company shall not be obligated to transfer any Shares to the Participant free of a restrictive legend or notation if such transfer, in the reasonable view of the Administrator, could violate the Securities Act or any other applicable law.
15.    Severability. Should any provision of this Restricted Share Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Share Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Share Award Agreement. Moreover, if one or more of the provisions contained in this Restricted Share Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
16.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Share Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
17.    Entire Agreement. The Grant Documents contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of Restricted Shares covered by this Award. The Participant acknowledges that any summary of the Grant Documents provided by any member of the Company Group is subject in its entirety to the terms of the Grant Documents. References herein or in the Plan to this Restricted Share Award Agreement include references to its Exhibits, the Grant Notice and the Governing Documents and the attachments thereto that pertain to this Award.
18.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.
19.    Amendment. Except as otherwise provided in the Plan or Section 10(c), no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties to the Grant Notice.
20.    Counterparts. This Restricted Share Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
21.    Disposition of Vested Shares. Subject to applicable law, the Participant may dispose of his, her or its vested Shares granted under this Award during any “window period” in which sales by Company personnel (including the Eligible Recipient (as applicable)) are permitted, or otherwise pursuant to the terms of a 10b5-1 plan on the same terms as apply to the use of such plans by other Company personnel, subject to approval by the Company’s compliance department. The Restricted Shares and vested Shares granted under this Award are not subject to the Company’s Share Ownership Policy.

22.    Acknowledgements and Representations. The Participant is acquiring the Restricted Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the Restricted Shares within the meaning of the Securities Act and/or any other applicable securities laws. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the Restricted Shares. The Participant has been furnished with, and/or has access to, such information as he, she or it considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her/its own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that Restricted Shares may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in the Plan and this Restricted Share Award Agreement, which are imposed on the Restricted Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Restricted Share Award Agreement other than as expressly set out in this Restricted Share Award Agreement or in the Plan. The Participant hereby accepts and agrees to all of the terms and provisions of this Restricted Share Award Agreement, including its Exhibits, and the Participant hereby further accepts and agrees that this Restricted Share Award Agreement satisfies the form required under the Advisors LPA and the Governing Documents. The Participant (a) is an “accredited investor” as that term is defined in Regulation D under the Securities Act, (b) is a “qualified purchaser” as defined for purposes of section 3(c)(7) under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) and (c) was not formed for the specific purpose of making an investment, directly or indirectly, in the Partnerships within the meaning of the Investment Company Act.
23.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award (or future Awards that may be granted under the Plan) and participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery (including in care of the Eligible Recipient (as applicable)) and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
24.    Forfeiture; Recoupment.
(a)    The Restricted Shares will be subject to forfeiture and recoupment as provided in this Restricted Share Award Agreement. If the Participant’s employment or service is terminated for Cause, the Participant shall forfeit all unvested Restricted Shares that remain subject to the Award as of such Termination date.
(b)    Notwithstanding anything to the contrary, if (i) upon request of any member of the Company Group, the Participant fails to certify continued compliance with the Participant’s ongoing obligations to the Company Group (as described in Section 9), in such form as may be requested by the Company Group from time to time, or (ii) any member of the Company Group determines based on consultation with the Vice President of the Company and the Global Head of Human Capital or his designees, in its sole discretion acting in good faith, that the Participant has failed to comply with such obligations (as described in Section 9), then, in either case, all of the Participant’s outstanding Restricted Shares shall be subject to repurchase by the Company Group for no consideration (or if required by law, par value) and the Participant shall forfeit any and all rights to receive any additional grants of Shares (including following the Participant’s Termination) under any carried interest program, and neither the Participant nor any of his, her or its successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Shares or Restricted Shares.

(c)    By accepting this Award, the Participant is deemed to acknowledge and agree that the Participant will be subject to any recoupment per the Advisors LPA or related carry award agreement, as applicable, or any policy adopted by the Company Group that provides for the repayment or forfeiture of incentive compensation or variable remuneration, including, without limitation, the Apollo Corporate Recoupment Policy and the Apollo Statutory Recoupment Policy, as may be amended from time to time, and this Award shall be subject to recoupment or forfeiture per any such policy, in accordance herewith, or as otherwise required by law or applicable regulatory rules or guidance.
25.    HSR. Prior to any acquisition by the Participant of common stock of the Company, whether by way of restricted share grant, open market purchase, gift, delivery of restricted stock units, conversion or exercise of options or warrants, or otherwise, and whether or not contemplated by this Restricted Share Award Agreement (“Acquisition”), the Participant shall ensure that the Participant complies with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), 15 U.S.C. § 18a, including making any filings required under the HSR Act and observing the statutory waiting period(s). Subject to the foregoing, the Participant will provide at least 90 days’ written notice to the Company prior to any Acquisition that would require a filing under the HSR Act.
26.    Deemed Acceptance. This Award shall be effective as of the Date of Grant and shall not require the Participant’s countersignature. The Participant shall be deemed to accept this Award, subject to the terms and conditions set forth in the Notice, this Agreement and the Plan unless the Participant provides to the Company written notification to the attention of its Global Head of Human Capital, of the Participant’s rejection of this Award not later than 30 days after the Date of Grant (in which case this Award will be forfeited and the Participant shall have no further right or interest therein as of such date).
27.    Awards Granted to Estate Planning Vehicles. The terms and conditions set forth in this Section 27 apply only to Awards granted by the Company pursuant to the EPV Plan to an Estate Planning Vehicle, as set forth in the Grant Notice.
(a)    General.
(i)    The Participant hereby grants to the Eligible Recipient an exclusive and irrevocable proxy to exercise all rights of the Participant to vote on or consent to any matter in its capacity as a shareholder of the Company and the Company will not be required to accept instructions regarding any such vote or consent on behalf of the Participant from any other person.
(ii)    Notwithstanding the first sentence of Section 10(a), the Participant (or, to the extent the Participant so agrees with the Eligible Recipient, the Eligible Recipient) is responsible for all taxes and any tax-related penalties the Participant or the Eligible Recipient incurs in connection with the Award.
(b)    Representations and Covenants of the Eligible Recipient and the Participant.
(i)    The Eligible Recipient and the Participant request that the Administrator grant the Award to the Participant.
(ii)    At the request of the Administrator or any member of the Company Group, the Participant shall contribute an amount equal to its proportionate share of the Eligible Recipient’s Clawback Share of any Clawback Payment as determined by a General Partner pursuant to, and in accordance with, the Eligible Recipient’s obligations in respect of Advisors, any alternative general partner vehicle, and the general partners of the foregoing (the “General Partners,” and such vehicles, the “Partnerships”), and the Participant shall execute a Secured Reimbursement Agreement and Guarantee in furtherance of this obligation.
(iii)    The Eligible Recipient agrees and confirms that he or she will continue to have a direct obligation to (a) the Partnerships respecting any Clawback Payment (as defined for purposes of the Grant Documents) becoming due by the Eligible Recipient or the Participant in accordance with the Participant Guarantee or the Eligible Recipient’s Guarantee, and (b) the applicable upper tier guarantor or its designee for any reimbursement obligation of the Eligible Recipient or the Participant arising under the Eligible Recipient Reimbursement Agreement or the Participant Reimbursement Agreement.
(iv)    The Eligible Recipient and the Participant each respectively represent that the Participant is a Related Party of the Eligible Recipient, as such term is used in the Advisors LPA and each other limited partnership agreement of a relevant Partnership.
(v)    The Participant and the Eligible Recipient acknowledge that the Shares covered by this Award are not registered on Form S-8 under the Securities Act and that Shares issued to the Participant under the Plan are expected to be “restricted securities” within the meaning of Rule 144 under the Securities Act.
(vi)    The Participant also confirms that, in addition to the transfer restrictions set forth in the Advisors LPA and each other limited partnership agreement of a relevant Partnership, the Participant will not effect any direct or indirect transfer of interests in either the Award or in the Participant (other than, to the extent it would permit the Participant to remain an Estate Planning Vehicle, such a transfer to Related Parties or family members) without the prior written consent of the relevant General Partner, which consent may be withheld in the absolute discretion of such General Partner; provided that, for the avoidance of doubt, notwithstanding any transfer restrictions in the Plan, this Restricted Share Award Agreement, the Advisors LPA and each other limited partnership agreement of a relevant Partnership, each General Partner agrees that no consent of such General Partner will be required for a change in the Participant’s trustee, general partner or manager, or the addition of additional trustees or co-trustees, of the Participant and that, upon notice to each General Partner of such change and receipt by the General Partners of the relevant portions of the trust agreement, limited partnership agreement, limited liability company agreement or other relevant document of the Participant and, if applicable, the instrument of appointment, showing the appointment and authorization of such trustee(s), general partners or managers, each General Partner shall record such change in the books and records of their respective Partnerships.
(vii)    The Participant has provided to each General Partner or, upon request of any General Partner, will provide to each General Partner a copy of the relevant portions of the constitutive agreement of the Participant showing the appointment and authority of the trustee(s), general partner or manager.
(viii)    The Participant is an assignee that is authorized and has legal capacity to enter into this Restricted Share Award Agreement, and the Person signing this Restricted Share Award Agreement on behalf of the Participant has been duly authorized by the Participant to do so. This Restricted Share Award Agreement has been duly executed and delivered on behalf of the Participant and is the valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms. Upon the request of a General Partner, the Participant will deliver any documents which may be reasonably requested by such General Partner to evidence or confirm the legality of an investment in the relevant Partnership and the authority of the person executing this Restricted Share Award Agreement on behalf of the Participant.

(ix)    Neither the execution and delivery of this Restricted Share Award Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Participant with any of the provisions hereof, shall (a) conflict with or result in a breach of any provision of the Participant’s charter, by-laws, and/or other similar organizational or governing instruments of the Participant, as the case may be, (b) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Participant pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Participant is a party or (c) violate or cause the Participant to fail to comply with any order, writ, injunction, decree, statute, rule, regulation or other law applicable to the Participant (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing).
(x)    This Restricted Share Award Agreement has been duly executed and delivered by the Eligible Recipient and is the valid and binding agreement of the Eligible Recipient, enforceable against the Eligible Recipient in accordance with its terms.
(xi)    The execution, delivery and performance of this Restricted Share Award Agreement by the Eligible Recipient and Participant requires no consent or approval of any governmental body, agency or official, or any other Person that has not been obtained.
(xii)    The Participant, together with such tax, legal and financial advisors as it has chosen to consult, has sufficient knowledge and experience in business and financial matters to evaluate the merits and the risks of an investment in the Award, and the Participant, fully aware of the risks involved, has determined that an investment in the Award is consistent with the Participant’s investment objectives.
(xiii)    The Participant acknowledges and agrees that a General Partner may release confidential information about it and, if applicable, any Related Party, to regulatory or law enforcement authorities, if such General Partner, in its sole discretion, determines that it is in the best interest of the relevant Partnership to do so.
(xiv)    The Eligible Recipient and the Participant each respectively represent that the Participant constitutes a “family member” for purposes of the requirements of Instruction A.1.(a)(5) of Form S-8 under the Securities Act, and Rule 701(c)(3) of the Securities Act and will maintain such status at any time that Shares distributed under the Advisors LPA and each other limited partnership agreement of a relevant Partnership may be registered in its name or transferred to it.
(xv)    The representations set forth in Sections 10(b), 11, 22 and this Section 26 shall be deemed to be reaffirmed by the Participant and the Eligible Recipient, as appropriate, at any time that Shares are transferred to, or registered in the name of, the Participant.
(xvi)    Each of the Eligible Recipient and the Participant acknowledges on behalf of itself that the Partnerships and their respective partners will rely upon the representations, warranties and agreements set forth herein made by the Eligible Recipient or the Participant, respectively, each of which shall survive the Date of Grant.
(xvii)    The Eligible Recipient agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Partnership, each General Partner and each of their Affiliates and the partners, officers, directors, managers, members, employees, agents and shareholders of each of them, and each other Person, if any, who controls or is controlled by any of the foregoing, within the meaning of Section 15 of the Securities Act (together, the “Indemnified Parties”), against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from, (a) any false representation or warranty or breach or failure by the Eligible Recipient to comply with any covenant or agreement made by the Eligible Recipient in this Restricted Share Award Agreement or in any other document furnished by it to any of the foregoing in connection with this transaction, (b) any action for securities law violations instituted by the Eligible Recipient which is finally resolved by judgment against the Eligible Recipient or (c) the compliance by the General Partners and/or the Partnerships or any of their respective employees in good faith with the requirements of applicable anti-money laundering and anti-terrorism legislation or regulatory provisions with respect to the Eligible Recipient.
(xviii)    The Participant agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Indemnified Parties against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from, (a) any false representation or warranty or breach or failure by the Participant to comply with any covenant or agreement made by the Participant in this Restricted Share Award Agreement or in any other document furnished by it to any of the foregoing in connection with this transaction, (b) any action for securities law violations instituted by the Participant which is finally resolved by judgment against the Participant or (c) the compliance by the General Partners and/or the Partnerships or any of their respective employees in good faith with the requirements of applicable anti-money laundering and anti-terrorism legislation or regulatory provisions with respect to the Participant.
(xix)    The Participant and Eligible Recipient affirm their obligations under Section 20 of the Plan.

CONFIDENTIAL
Exhibit A
Definition
“Cause” means the Participant’s: (a) commission of an intentional violation of a material law or regulation, intentional misconduct, reckless disregard of the Participant’s duties or deliberate failure to perform the Participant’s duties, in each case, in connection with the Participant’s performance of services for any member of the Company Group or that relates to or impacts the business of the Company Group; (b) commission of an intentional and material breach of a written Company code of ethics or other policy of, or written agreement with, any member of the Company Group; (c) commission of any misconduct or failure to take any action that, individually or in the aggregate, has caused or substantially contributed to, or is reasonably likely to cause or substantially contribute to, material economic or reputational harm to any member of the Company Group (excluding any mistake of judgment acting in good faith); (d) conviction of or plea of no contest to (i) any misdemeanor involving moral turpitude or (ii) any felony, including, in each case, a foreign law equivalent, and provided that, in each case, such action (A) has a significant adverse effect on the Participant’s ability to perform services for any member of the Company Group, or (B) relates to or impacts the business of the Company Group; (e) fraud in connection with the Participant’s performance of services for the Company Group; or (f) embezzlement from any member of the Company Group or its interest holders; provided, that, the Participant fails to cure within fifteen (15) business days after written notice thereof, to the extent such occurrence is susceptible to cure, the items set forth in clauses (b) and (c).
A-1